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                                                                   Exhibit 10.17

                          DYNAMICS RESEARCH CORPORATION

                  SENIOR MANAGEMENT DEFERRED COMPENSATION PLAN
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1.    PURPOSE

      The purpose of the Dynamics Research Corporation Senior Management Deferred Compensation Plan (henceforth referred to as the "Plan") is to enable Dynamics Research Corporation and its affiliates (henceforth referred to as the "Company") to retain and reward key executive talent which the Company deems necessary to its business success.

2.    DEFINITIONS

      a.   Administrator - The Compensation Committee of the Board of Directors
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           of the Company, or such individuals or others as they shall appoint to administer the Plan.

      b.   Affiliate - A member of a controlled group of corporations of which
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           the Company is a member or; an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (henceforth the "Code") and regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

      c.   Beneficiary - The person or persons designated to receive benefits
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           under the Plan in the event of the Participant's death.

      d.   Board - The Board of Directors of the Company.
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      e.   Change in Control  - An event of the nature that:
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           i.   Would be required to be reported in response to Item 1(a) of the current report on Form F-3, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (henceforth the "Exchange Act"); or,

           ii. Without limitation such a Change in Control shall be deemed to have occurred at such time as:

                1. Any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of any class of equity securities of the Company representing 30%

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                      or more of a class of equity securities except for any
                      securities purchased by the Company's employee stock ownership plan and trust; or,

                2. A plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or,

                3. A proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or,

                4. A successful tender offer is made for 30% or more of the voting securities of the Company then outstanding.

      f.   Code - The Internal Revenue Code of 1986, as it may from time to time
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           be amended.

      g.   Committee - The Compensation Committee of the Board.
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      h.   Company - Dynamics Research Corporation, a Massachusetts corporation,
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           and any Affiliates.

      i.   Effective Date - The date on which this Plan is approved by the
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           Board.

      j.   Employee - Any person in the employ of the Company for whom the
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           Company is required to contribute Federal Insurance Contribution Act taxes.

      k.   Fixed Period Account - A bookkeeping account that is established to
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           defer monies to a designated future date.

      l.   Participant - An executive or management employee of the Company
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           selected in writing by the Plan Administrator to participate in the
           Plan.

      m.   Plan - This Senior Management Deferred Compensation Plan, as it may
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           be from time to time amended.

      n.   Plan Year - A 12 month period commencing on the first day of the
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           Company's fiscal year following the adoption of the Plan.

      o.   Resignation for Good Reason -The Participant terminates employment
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           following a Change of Control for any of the following reasons: a reduction in benefits, duties, responsibilities or movement of the Participant's job by more than 50 miles from the location of the job at the time of the Change of Control.

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      p.   Retirement Account - A bookkeeping account that is established to
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           defer monies until retirement.

      q.   Substantially Equal Amounts - An amount such that the numerator shall
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           equal the balance of a Participant's account at the time of the payment, and the denominator shall equal the number of years payments remaining pursuant to the Participant's election pursuant to Section 5 of the Plan.

      r.   Termination for Cause - The termination of a Participant upon failure
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           to perform stated duties or breach of a fiduciary duty involving personal dishonesty, which results in material loss to the Company or one of its Affiliates, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses), which results in material loss to the Company or one of its Affiliates.

      s.   Termination of Employment - Cessation of employment with the Company,
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           regardless of cause or circumstance, and including resignation
           (whether or not for good reason), retirement and company-initiated termination (whether or not for cause).

3.    ADMINISTRATION OF THE PLAN

      a. The Plan Administrator shall be an individual appointed by the Committee or, if no individual is so appointed, the Committee shall be the Plan Administrator. The Committee shall act by vote or written consent of a majority of its members.

      b. The Administrator (as defined) shall have the discretion to operate, interpret, and implement the Plan. The Administrator's decisions and determinations (including determinations of the meaning and reference of terms used in the Plan) shall be conclusive upon all persons. The Administrator may adopt such rules, regulations, guidelines and procedures as the Administrator deems appropriate.

      c. The Administrator shall have the right to hire consultants, administrators, investment advisors and other professionals necessary to administer the Plan.

      d. If the Administrator in its sole discretion, upon the petition of a Participant, determines that the Participant has suffered an unforeseeable financial emergency, the Company may pay to the Participant, from his or her account, an amount deemed necessary to meet such financial emergency, as compensation to that participant.

4.    ELIGIBILITY

      a. The Plan Administrator may select Employees who, in the Administrator's sole discretion, are considered key Employees of the Company, and eligible to participate in the Plan.

      b. If a Participant is terminated for Cause, the Participant shall forfeit all unvested amounts under the Plan.

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5.    DEFERRALS

      a. Each Participant shall have the ability to defer up to One Hundred Percent (100%) of any cash incentive payments from the Company, and any salary in excess of the earnings ceiling for FICA purposes.

           i. Elections to defer compensation shall be filed with the Company at the following times:

                1. Base salary deferral elections must be made prior to December 31 of the Plan Year prior to the year in which this base salary would otherwise be earned.

                2. Incentive compensation deferrals must be made prior to June 30 of the Plan Year prior to the year in which payment of the incentive would otherwise be made.

                3. A newly designated Eligible Employee may elect to defer monies under this program by filing an election with the Administrator within 30 days of such eligibility.

           ii.  At the time of the deferral, the Participant shall elect:

                1. The percentage of the deferral that is allocated to the Retirement Account and, if selected, to the Fixed Period Account; and

                2. The period of deferral (of at least one year) for the Retirement Account and, if selected, for the Fixed Period Account; and,

                3.    The form of distribution for each account, which may be:

                      a.    A lump sum; or
                      b. Substantially Equal Annual Installments not to exceed 10.

      b. A Participant may change the distribution date for the Retirement Account or the Fixed Period Account upon written notice to the Administrator. However, the change cannot take effect for twelve (12) full consecutive calendar months. For example, if a participant had previously elected to receive a Fixed Period Account lump sum distribution on June 1, 2007, and on June 12, 2003 the Participant elected to receive the distribution at the earliest possible date, the earliest distribution date to elect would be July 1, 2004.

      c. The Company shall have the right, but not the obligation, to make contributions to a Participant's account for any purpose whatsoever. To the extent that the Company makes additional contributions to a Participant's account, such contributions shall be

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          segregated into a separate account for the Participant, and such contributions may be subjected to vesting, pursuant to Section 8.

6.   ACCOUNTS AND VALUATIONS

     a. The Company shall establish and maintain separate deferred compensation bookkeeping accounts for each Participant. Each Participant's account shall be credited with unfunded earnings based on this Section 6.

     b. The Company, in its sole discretion, may establish a separate trust within the Company to hold any deferrals and unfunded credited earnings thereon. If the Company so elects, such trust may be funded with assets of the Company, provided however, that such funding mechanism shall not place any funds beyond the reach of the general creditors of the Company.

     c. Each Participant may designate his or her investment preference(s) within unfunded mutual fund options selected by the Company.

          i. The Plan will credit Participant's accounts (Retirement and Fixed Period) with earnings or losses based on the rate of return experienced by the investment funds included in the accounts.

          ii. Participants will receive a statement of their account balances quarterly. These statements will show the contributions made during the quarter, the earnings credited or the losses debited, and the account values at the beginning and end of the quarter. These statements will allow Participants to monitor their investments and the growth in the value of their accounts.

7.   BENEFICIARY DESIGNATION

     a. Each Participant shall have the right at any time to designate any person or persons as his Beneficiary, to whom any death benefits which the Participant may have elected shall be payable.

     b. The designation of a Beneficiary shall become effective when it is filed in writing with the Administrator.

     c. The Participant may revoke a beneficiary designation at any time by filing a new election with the Administrator.

8.   VESTING

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     a.   The Participant shall always be one hundred percent (100%) vested in any contributions he or she made pursuant to Section 5(a), and any earnings thereon pursuant to Section 6.

     b. For Company contributions made pursuant to Section 5(c) the Company may, prior to any company contributions, establish a vesting schedule that will apply to all such company contributions.

9.   CHANGE OF CONTROL

     a. If, following a Change of Control, the Participant is terminated by the Company or its successor, or Resigns for Good Reason, then regardless of Section 5:

          i. Any unvested Company contributions pursuant to Section 5 shall be vested.

          ii.  All amounts shall be paid in full at that time.

10.  AMENDMENT OF THE PLAN

     a. The Board may at any time terminate or amend the Plan in whole or in part, provided, however, that no amendment shall be effective to reduce the accrued benefit under the Plan to any Participant without the consent of the affected Participant(s). Written notice of any amendment shall be given to each Participant.

11.  MISCELLANEOUS

     a. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company. The Company's obligation under this Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

     b. The Company may offset any amounts payable under the Plan against any debts, obligations or other liabilities owed by the Participant to the Company at the time benefits become payable under the Plan.

     c. Neither a Participant nor any other person shall have the right to assign, sell, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and nontransferable.

     d. Nothing herein contained shall be construed as a contract of employment, nor as giving any Participant any right to be retained in the employ of the Company.

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     e.   All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter as the identity of the person or persons may require. As the context may require, singular may be read as plural and plural as singular.

     f. This Plan shall be governed by the laws of the Commonwealth of Massachusetts.

     g. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other portion of the Plan.

     h. Any notice or filing required or permitted under this Plan to the Company or Administrator shall be sufficient if in writing and delivered by registered or certified mail, or by hand delivery, to the principal office of the Company directed to the attention of the Secretary of the Company. Such notice shall be deemed to be given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     i. This Plan constitutes the entire agreement of the Company with respect to the subject matter thereof and cannot be modified by any oral statement or otherwise except in writing as specified in Section 10.